Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media: Amy Meshulam, 949-250-4009, media@edwards.com
Investors: investor_relations@edwards.com

EDWARDS LIFESCIENCES REPORTS FOURTH QUARTER RESULTS
IRVINE, CA, Feb. 10, 2026 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter and full-year ended Dec. 31, 2025.
Highlights and Outlook
•Q4 sales grew 13.3% to $1.57 billion1, constant currency2 sales grew 11.6%
•Q4 TAVR sales grew 12.0% to $1.16 billion1; constant currency2 sales grew 10.6%
•Q4 TMTT sales grew more than 40% to $156 million1 from repair and replacement therapies
•Q4 EPS of $0.111; adjusted2 EPS of $0.58
•FY 2025 sales grew 11.5%, 10.7% constant currency2
•Increased confidence in FY 2026 constant currency2 sales growth of 8 – 10%
•FY 2026 revenue outlook includes TMTT growing 35 – 45% to $740 – $780 million
•Increased confidence in FY 2026 adjusted2 EPS $2.90 – $3.05

“Edwards’ strong fourth quarter and full year performance in 2025 reflect our differentiated strategy with a clear vision around three key elements: focusing solely on structural heart, solving large, urgent and very complex patient needs, and pursuing unique opportunities to innovate and lead, all achieved through excellent execution by our deeply experienced teams,” said Bernard Zovighian, Edwards’ CEO. “Based on multiple catalysts and the company’s strong fourth quarter performance, we have increased confidence in our outlook for 2026 and believe that our 70 years of expertise in valve innovation and world-class evidence will create sustainable growth and expanded profitability.
“These enduring catalysts benefitting Edwards in 2026 and the years ahead include distinguished long-term results unique to Edwards from the PARTNER 3 7-year and PARTNER 2 10-year trials, the impact of the practice-changing EARLY TAVR trial, new guidelines for treating aortic stenosis patients in Europe and the approvals of the first transcatheter mitral replacement therapy. We expect additional meaningful catalysts later in 2026 to fuel sustainable growth into the future, including next-generation TEER, PASCAL for U.S. tricuspid patients, continued scaling of EVOQUE and the potential of increased patient access from an updated TAVR NCD,” continued Zovighian.

Transcatheter Aortic Valve Replacement (TAVR)
In the fourth quarter, the company reported TAVR sales of $1.16 billion, which grew 12.0% versus the prior year, or 10.6% on a constant currency basis. Full-year 2025 global sales of $4.5 billion increased 8.6% year-over-year on a constant currency basis. U.S. and OUS sales growth rates were similar on a constant currency basis. The company’s procedural growth was comparable across the U.S. and OUS, and average price and competitive position was stable on a global basis.
In the U.S., the company saw intentional and urgent treatment of patients with severe aortic stenosis, fueled by a large and growing body of world-class evidence on the SAPIEN platform. The U.S. Centers for Medicare and Medicaid Services (CMS) formally opened the process to reconsider the National Coverage Determination for TAVR, a decision that has the potential to improve timely and equitable access to lifesaving TAVR therapy.
At TCT last October, the 7‑year PARTNER 3 and 10-year PARTNER 2 data confirmed the long‑term durability and proven valve performance of the SAPIEN platform. These data reinforce the confidence that physicians and patients have in Edwards’ TAVR and set a new clinical standard with Edwards’ transcatheter heart valve therapy for safety, efficacy, durability, and lifetime management of patients.
Edwards also expanded its partnership with the American Heart Association as the founding sponsor of the Heart Valve Initiative. This new multi-year initiative is focused on timely diagnosis and treatment to save lives and improve care for millions living with heart valve disease.
In Europe, fourth quarter results reflected healthy underlying TAVR procedure growth and Edwards’ consistent commercial execution across the region. The company continues to see modest year-over-year share improvement in the wake of a competitor’s exit. Updated guidelines from the European Society of Cardiology and European Association for Cardio-Thoracic Surgery are reshaping clinical discussions around proactive disease management and reinforcing the role of TAVR for a broader patient population.
Transcatheter Mitral and Tricuspid Therapies (TMTT)
The depth and breadth of Edwards’ portfolio of repair and replacement therapies to treat mitral and tricuspid diseases drove another quarter of strong growth. Fourth quarter TMTT sales grew more than 40% to $156 million. Global adoption of PASCAL and EVOQUE contributed to overall growth. The company continues to expand the number of centers and physician training while focusing on excellent patient outcomes.
The recent FDA approval of SAPIEN M3 expands Edwards’ mitral portfolio in the U.S. and represents the first transcatheter replacement option for patients suffering from mitral disease. Similar to other Edwards therapy launches, the strategic introduction of SAPIEN M3 is leveraging the company’s proven high value support model and focusing on outstanding clinical outcomes. Edwards is initially opening sites that were previously in the ENCIRCLE pivotal clinical trial, and physician focus and interest in this technology is growing.
With PASCAL and EVOQUE growing globally, and now with the introduction of SAPIEN M3 in the U.S. and Europe, Edwards continues to deliver on its vision of offering a portfolio of therapies and treating more patients in this globally underserved population with mitral and tricuspid disease. This comprehensive portfolio represents several layers of durable growth.
Surgical
In Surgical, fourth quarter global sales from continuing operations of $254 million increased 4% over the prior year, or 2% on a constant currency basis. Full-year Surgical sales of more than $1 billion grew 5%, or 4% on a constant currency basis, driven by continued adoption of RESILIA therapies that offer extended durability of Edwards’ surgical therapies including INSPIRIS, KONECT and MITRIS.
Edwards is pursuing multiple new innovations to advance Surgical solutions for patients, including Left Atrial Appendage Closure (LAAC). This therapeutic area is a complementary solution to specific valvular procedures, and the company is planning on a preliminary introduction of a new surgical LAAC technology later this year.
Additional Financial Results
For the quarter, the gross profit margin was 78.1%, or 78.3% adjusted, compared to 78.9%, or 79.0% adjusted, in the same period last year. The company continues to expect its full-year 2026 adjusted gross profit margin to be between 78% and 79%.
Selling, general and administrative expenses in the fourth quarter were $603 million, or 38.4% of sales, compared to 35.5% of sales in the prior year. This increase funded strategic investments to amplify patient access to therapy. Some of this strategic spending was delayed from previous quarters in the year. Research and development expenses in the fourth quarter were $268 million, or 17.1% of sales, compared to 19.6% in the prior year. The company continues to expect its full-year 2026 R&D as a percentage of sales to be approximately 17%.
Operating profit margin in the fourth quarter of 9.6%, or 23.7% adjusted, was in line with the company’s previous guidance of mid-20% for the quarter. Adjusted EPS was $0.58, which also included a higher-than-expected tax rate for the quarter. In 2026, Edwards expects full-year operating profit margin at the high end of the original 28% to 29% guidance range.
Cash and cash equivalents were approximately $3.0 billion as of Dec. 31, 2025. Total debt was approximately $600 million.
Outlook
Edwards has increased confidence in meeting its 2026 sales growth rate guidance of 8 to 10% and EPS guidance of $2.90 to $3.05. For the first quarter of 2026, the company projects total sales to be between $1.55 and $1.63 billion and adjusted EPS of $0.70 to $0.76.

About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.
Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its fourth quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” “early clinician feedback,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian, including the creation of sustainable growth and expanded profitability; first quarter and fiscal year 2026 financial guidance; statements regarding enduring catalysts such as PARTNER 3 7-year and PARTNER 2 10-year trials, EARLY TAVR, new guidelines for patients in Europe, and therapy approvals; statements regarding expected catalysts, including next generation TEER, PASCAL system, EVOQUE, and increased patient access from an updated NCD; expanded indication to include asymptomatic severe AS patients; transformation of patient care and treatment; quality of clinical and patient outcomes and impacts; technologies delivering strong and positive growth; expectations for R&D spending; expanding opportunity to meet patient needs; introduction of a new surgical technology; regulatory approvals, and the information in the Outlook section. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, EARLY TAVR, EVOQUE, INSPIRIS, KONECT, MITRIS, PARTNER, PARTNER 3, PASCAL, RESILIA, SAPIEN, SAPIEN M3, SAPIEN 3, SAPIEN 3 Ultra, and SAPIEN M3 are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]Reported sales and diluted EPS are from continuing operations.
[2]The company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency rate fluctuations and newly acquired products. Adjusted earnings per share from continuing operations is a non-GAAP item computed on a diluted basis and in this press release also excludes certain litigation expenses, amortization of intangible assets, separation costs, intangible assets impairment charges, fair value adjustments to contingent consideration liabilities, loss on impairment, restructuring expenses, charitable contribution to the Edwards Lifesciences Foundation, acquisition contract termination costs, and a gain on remeasurement of previously held interest upon acquisition. See “Non-GAAP Financial Information” and reconciliation tables below.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales	$1,569.6	$1,385.8	$6,067.6	$5,439.5
Cost of sales	343.0	292.2	1,334.2	1,117.5
Gross profit	1,226.6	1,093.6	4,733.4	4,322.0
Selling, general, and administrative expenses	602.9	491.9	2,085.2	1,789.2
Research and development expenses	267.7	271.1	1,079.2	1,053.0
Intellectual property agreement and certain litigation expenses	208.6	12.6	325.4	40.4
Change in fair value of contingent consideration liabilities	—	—	(12.5)	—
Restructuring charges, separation costs and other	10.6	28.1	19.1	61.0
Intangible assets impairment charges	—	—	40.0	—
Other operating income	(14.3)	(22.7)	(67.2)	(0.3)
Operating income, net	151.1	312.6	1,264.2	1,378.7
Interest income, net	(35.9)	(44.2)	(148.4)	(100.5)
Loss on impairment	99.8	—	146.9	—
Other non-operating income, net	(3.2)	(33.3)	(7.2)	(68.9)
Income from continuing operations before provision for income taxes	90.4	390.1	1,272.9	1,548.1
Provision for income taxes	26.2	45.1	216.9	152.1
Net income from continuing operations	64.2	345.0	$1,056.0	$1,396.0
Income from discontinued operations, net of tax	27.0	39.3	13.4	2,773.7
Net income	91.2	384.3	1,069.4	4,169.7
Net loss attributable to noncontrolling interest	—	(1.3)	(4.1)	(4.9)
Net income attributable to Edwards Lifesciences Corporation	$91.2	$385.6	$1,073.5	$4,174.6

Earnings per share:
Basic:
Continuing operations	$0.11	$0.58	$1.81	$2.34
Discontinued operations	$0.05	$0.07	$0.03	$4.64
Basic earnings per share	$0.16	$0.65	$1.84	$6.98
Diluted:
Continuing operations	$0.11	$0.58	$1.81	$2.34
Discontinued operations	$0.05	$0.07	$0.02	$4.63
Diluted earnings per share	$0.16	$0.65	$1.83	$6.97

Weighted-average common shares outstanding:
Basic	580.4	589.8	584.8	597.7
Diluted	581.8	590.5	585.8	599.3

Operating statistics from continuing operations
As a percentage of net sales:
Gross profit	78.1%	78.9%	78.0%	79.5%
Selling, general, and administrative expenses	38.4%	35.5%	34.4%	32.9%
Research and development expenses	17.1%	19.6%	17.8%	19.4%
Operating income	9.6%	22.6%	20.8%	25.3%
Income before provision for income taxes	5.8%	28.1%	21.0%	28.5%
Net income from continuing operations	4.1%	24.9%	17.4%	25.7%

Effective tax rate	29.0%	11.6%	17.0%	9.8%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. The Company uses the term “adjusted” to also exclude certain litigation expenses, amortization of intangible assets, separation costs, intangible assets impairment charges, fair value adjustments to contingent consideration liabilities, loss on impairment, restructuring expenses, charitable contribution to the Edwards Lifesciences Foundation, acquisition contract termination costs, and a gain on remeasurement of previously held interest upon acquisition.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the “Reconciliation of Sales by Product Group and Region.”

Guidance for sales and sales growth rates is provided on a “constant currency basis,” and projections for diluted earnings per share, net income and growth, gross profit margin, and taxes are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation Expenses - The Company incurred certain litigation expenses of $10.9 million and $8.9 million in the first quarter of 2025 and 2024, respectively, $15.5 million and $8.1 million for the second quarter of 2025 and 2024, respectively, $90.4 million and $10.8 million for the third quarter of 2025 and 2024, respectively, and $208.6 million and $12.6 million in the fourth quarter of 2025 and 2024, respectively. Such expenses relate to intellectual property litigation, settlements, contingencies, and external legal costs.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $1.4 million and $0.5 million in the first quarter of 2025 and 2024, respectively, $1.8 million and $1.2 million in the second quarter of 2025 and 2024, respectively, $1.7 million and $1.3 million in the third quarter of 2025 and 2024, respectively, and $2.4 million and $1.4 million in the fourth quarter of 2025 and 2024, respectively.

Separation Costs - The Company recorded expenses of $4.2 million in both the first and second quarter of 2025, $0.1 million in the third quarter of 2025, and $19.0 million in the fourth quarter of 2024, related to consulting, legal, tax, and other professional advisory services related to the sale of Critical Care.

Intangible assets impairment charges - The Company recorded a $40.0 million charge in the third quarter of 2025 related to an impairment of certain developed technology asset acquired as part of an acquisition.

Change in Fair Value of Contingent Consideration Liabilities - The Company recorded a gain of $12.5 million in the third quarter of 2025 related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Loss on Impairment - The Company recorded loss on impairment of $47.1 million in the second quarter of 2025 ($36.0 million net of tax adjustment), related to the Company's determination to not exercise an option to acquire one of its VIE investments. In addition, the Company recorded $99.8 million ($76.5 million net of tax) in the fourth quarter of 2025, related to impairment of its investment in JenaValve Technologies.

Restructuring Expenses - The Company recorded a $32.9 million charge in the third quarter of 2024 and $8.9 million charge in the fourth quarter of 2025 primarily related to severance expenses associated with a global workforce realignment.

Charitable Foundation Contribution - The Company recorded a $30.0 million charge in Other operating (income) expense, net in the third quarter of 2024 for a charitable contribution to the Edwards Lifesciences Foundation.

Acquisition Contract Termination Costs - The Company recorded expenses of $1.7 million and $9.1 million in the fourth quarter of 2025 and 2024, respectively, related to the termination of certain contracts associated with the Company's acquisitions.

Gain on Remeasurement of Previously Held Interest Upon Acquisition - The Company recorded a $24.6 million gain in the third quarter of 2024 and a $30.5 million gain in the fourth quarter of 2024 to remeasure its previously held interest upon acquisition of the investee.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' actual effect upon the Company's full-year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended December 31, 2025
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,569.6	78.1%	$151.1	9.6%	$3.2	$64.2	$0.11	29.0%
Net loss attributable to noncontrolling interests	—	—	—	—	—	—	—	—
Total attributable to Edwards Lifesciences Corporation	1,569.6	78.1%	151.1	9.6%	3.2	64.2	0.11	29.0%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	208.6	13.2	—	187.1	0.32	(9.7)
Amortization of intangible assets	—	0.2	2.4	0.2	—	1.7	—	—
Restructuring expenses	—	—	8.9	0.6	—	6.8	0.01	(0.2)
Acquisition contract termination costs	—	—	1.7	0.1	—	1.7	—	(0.2)
Loss on impairment	—	—	—	—	—	76.5	0.14	(1.0)
Prior period ongoing tax impacts	—	—	—	—	—	(0.1)	—	—
Adjusted	$1,569.6	78.3%	$372.7	23.7%	$3.2	$337.9	$0.58	17.9%

	Three Months Ended December 31, 2024
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,385.8	78.9%	$312.6	22.6%	$33.3	$345.0	$0.58	11.6%
Net loss attributable to noncontrolling interests	—	—	—	—	—	1.3	—	—
Total attributable to Edwards Lifesciences Corporation	1,385.8	78.9%	312.6	22.6%	33.3	346.3	0.58	11.6%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	12.6	0.9	—	8.4	0.02	0.7
Amortization of intangible assets	—	0.1	1.4	0.1	—	1.1	—	—
Separation costs	—	—	19.0	1.4	—	14.5	0.02	0.5
Acquisition contract termination costs	—	—	9.1	0.6	—	8.1	0.02	(0.1)
Gain on remeasurement of previously held interest upon acquisition	—	—	—	—	(30.5)	(27.0)	(0.05)	—
Prior period ongoing tax impacts	—	—	—	—	—	(2.0)	—	0.6
Adjusted	$1,385.8	79.0%	$354.7	25.6%	$2.8	$349.4	$0.59	13.3%

	Twelve Months Ended December 31, 2025
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$6,067.6	78.0%	$1,264.2	20.8%	$7.2	$1,056.0	$1.81	17.0%
Net loss attributable to noncontrolling interests	—	—	—	—	—	4.1	—	—
Total attributable to Edwards Lifesciences Corporation	6,067.6	78.0%	1,264.2	20.8%	7.2	1,060.1	1.81	17.0%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	325.4	5.5	—	277.5	0.48	—
Amortization of intangible assets	—	0.1	7.3	0.1	—	5.6	—	—
Separation costs	—	—	8.5	0.1	—	6.5	0.01	—
Restructuring expenses	—	—	8.9	0.1	—	6.8	0.01	—
Intangible assets impairment charges	—	—	40.0	0.7	—	40.0	0.07	—
Change in fair value of contingent consideration liabilities	—	—	(12.5)	(0.2)	—	(12.5)	(0.02)	—
Acquisition contract termination costs	—	—	1.7	—	—	1.7	—	—
Loss on impairment	—	—	—	—	—	112.5	0.20	—
Adjusted	$6,067.6	78.1%	$1,643.5	27.1%	$7.2	$1,498.2	$2.56	17.0%

	Twelve Months Ended December 31, 2024
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$5,439.5	79.5%	$1,378.7	25.3%	$68.9	$1,396.0	$2.34	9.8%
Net loss attributable to noncontrolling interests	—	—	—	—	—	4.9	—	—
Total attributable to Edwards Lifesciences Corporation	5,439.5	79.5%	1,378.7	25.3%	68.9	1,400.9	2.34	9.8%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	40.4	0.7	—	30.4	0.05	0.3
Amortization of intangible assets	—	—	4.4	0.1	—	3.5	—	—
Restructuring expenses	—	—	32.9	0.6	—	25.9	0.05	0.2
Charitable foundation contribution	—	—	30.0	0.6	—	22.7	0.04	0.3
Separation costs	—	—	19.0	0.3	—	14.5	0.02	0.2
Acquisition contract termination costs	—	—	9.1	0.2	—	8.1	0.02	0.1
Gain on remeasurement of previously held interest upon acquisition	—	—	—	—	(55.1)	(51.6)	(0.09)	0.1
Prior period ongoing tax impacts	—	—	—	—	—	0.8	—	—
Adjusted	$5,439.5	79.5%	$1,514.5	27.8%	$13.8	$1,455.2	$2.43	11.0%

(A)See description of non-GAAP adjustments under “Non-GAAP Financial Information.”
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2025 Adjusted		2024 Adjusted
Sales by Product Group (QTD) - Continuing Operations	4Q 2025	4Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	4Q 2025 Adjusted Sales	FX Impact	4Q 2024 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,160.3	$1,036.3	$124.0	12.0%	$—	$1,160.3	$13.5	$1,049.8	10.6%
Transcatheter Mitral and Tricuspid Therapies	155.7	105.1	50.6	48.3%	—	155.7	2.9	108.0	44.1%
Surgical Structural Heart	253.6	244.4	9.2	3.8%	—	253.6	3.7	248.1	2.2%
Total	$1,569.6	$1,385.8	$183.8	13.3%	$—	$1,569.6	$20.1	$1,405.9	11.6%

					2025 Adjusted		2024 Adjusted
Sales by Product Group (YTD) - Continuing Operations	YTD 4Q 2025	YTD 4Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	YTD 4Q 2025 Adjusted Sales	FX Impact	YTD 4Q 2024 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$4,487.7	$4,106.1	$381.6	9.3%	$—	$4,487.7	$26.7	$4,132.8	8.6%
Transcatheter Mitral and Tricuspid Therapies	550.6	352.1	198.5	56.4%	(3.0)	547.6	5.8	357.9	53.1%
Surgical Structural Heart	1,029.3	981.3	48.0	4.9%	—	1,029.3	5.9	987.2	4.3%
Total	$6,067.6	$5,439.5	$628.1	11.5%	$(3.0)	$6,064.6	$38.4	$5,477.9	10.7%

					2025 Adjusted		2024 Adjusted
Sales by Region (QTD) - Continuing Operations	4Q 2025	4Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	4Q 2025 Adjusted Sales	FX Impact	4Q 2024 Adjusted Sales	Constant Currency Growth Rate *
United States	$907.0	$812.9	$94.1	11.6%	$—	$907.0	$—	$812.9	11.6%
Europe	409.6	343.7	65.9	19.1%	—	409.6	22.3	366.0	11.9%
Japan	87.5	85.9	1.6	1.9%	—	87.5	(1.7)	84.2	3.9%
Rest of World	165.5	143.3	22.2	15.5%	—	165.5	(0.5)	142.8	15.9%
Outside of the United States	662.6	572.9	89.7	15.6%	—	662.6	20.1	593.0	11.7%
Total	$1,569.6	$1,385.8	$183.8	13.3%	$—	$1,569.6	$20.1	$1,405.9	11.6%

					2025 Adjusted		2024 Adjusted
Sales by Region (YTD) - Continuing Operations	YTD 4Q 2025	YTD 4Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	YTD 4Q 2025 Adjusted Sales	FX Impact	YTD 4Q 2024 Adjusted Sales	Constant Currency Growth Rate *
United States	$3,543.1	$3,206.0	$337.1	10.5%	$(3.0)	$3,540.1	$—	$3,206.0	10.4%
Europe	1,517.5	1,321.7	195.8	14.8%	—	1,517.5	44.6	1,366.3	11.1%
Japan	354.7	339.8	14.9	4.4%	—	354.7	3.2	343.0	3.4%
Rest of World	652.3	572.0	80.3	14.0%	—	652.3	(9.4)	562.6	15.9%
Outside of the United States	2,524.5	2,233.5	291.0	13.0%	—	2,524.5	38.4	2,271.9	11.1%
Total	$6,067.6	$5,439.5	$628.1	11.5%	$(3.0)	$6,064.6	$38.4	$5,477.9	10.7%

(A)For the fourth quarter 2025, $2.1 million of revenues related to Implantable Heart Failure Management (“IHFM”) are included in TMTT and accounted as a part of its constant currency growth rates. For the year-to-date 2025, amounts represent revenues related to IHFM for January 2025 through August 2025. Beginning September 2025, $2.7 million of revenues related to IHFM are included in TMTT and accounted as a part of its constant currency growth rates.
* Numbers may not calculate due to rounding.